UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2020

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801
(Address of principal executive offices) (zip code)

(626) 282-0288
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 27, 2020, Apollo Medical Holdings, Inc. (the “Company”) issued a press release, announcing its results of operations for the quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2020, Hing Ang, resigned as Chief Operating Officer of the Company, effective May 26, 2020. Mr. Ang has advised the Company that his resignation is not due to any dispute or disagreement with the Company. Brandon Sim, the Company's Chief Technology Officer, and Eric Chin, the Company's Chief Financial Officer, were appointed as Interim Co-Chief Operating Officers, effective May 26, 2020. In addition to their new positions, Brandon Sim and Eric Chin will remain as the Company's Chief Technology Officer and Chief Financial Officer, respectively.

Brandon Sim, 26, joined the Company as a Project Manager in June 2019.  He was promoted to Interim Chief Technology Officer in September 2019 and named Chief Technology Officer and Vice President of Engineering in February 2020.  Prior to joining the Company, Mr. Sim served as Quantitative Researcher at Citadel Securities from July 2015 to May 2019.  From August 2012 to June 2015, Mr. Sim co-founded and served as Chief Technology Officer at Theratech, a medical device company focused on developing a low-cost, simple-to-use patch for automated drug delivery.  Mr. Sim received his Master of Science in Computer Science and Engineering and Bachelor of Arts in Statistics and Physics, Magna Cum Laude with High Honors, from Harvard University. Mr. Sim is the son of Dr. Kenneth Sim, the Company’s Executive Chairman and Co-Chief Executive Officer.

Brandon Sim’s annual base salary will continue to be $100,000 following his appointment as Interim Co-Chief Operating Officer. He will remain eligible for an annual bonus, equity awards and other employee benefits in accordance with the Company’s executive compensation program.

Eric Chin, 40, has served as the Company’s Chief Financial Officer since July 2018 and as Corporate Secretary since July 2019. Mr. Chin has also served as the Chief Financial Officer of NMM since March 2018. Prior to joining NMM, Mr. Chin served as the Controller/Head of Finance - Real Estate of Public Storage, Inc., a New York Stock Exchange listed company and a member of the S&P 500. From May 2011 to October 2015, he served as Assistant Vice-President - Financial Reporting of Alexandria Real Estate Equities, Inc., a New York Stock Exchange listed company and a member of the S&P 500. Mr. Chin began his career at Ernst & Young LLP in 2002. In his role as an Assurance Senior Manager at Ernst & Young LLP, Mr. Chin provided assurance services to both publicly traded companies and private companies. In addition to providing audit and attestation services, Mr. Chin assisted clients with services related to equity offerings, debt offerings and technical research. Mr. Chin is a Certified Public Accountant and received his Bachelor of Arts degree in Business/Economics with Accounting and Computing from UCLA.

Mr. Chin’s annual base salary will continue to be $300,000 following his appointment as Interim Co-Chief Operating Officer. In addition, he will remain eligible for an annual bonus, equity awards and other employee benefits in accordance with the Company’s executive compensation program.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Medical Holdings, Inc., dated May 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: May 27, 2020	By:	/s/ Thomas S. Lam, M.D.
	Name: Title:	Thomas S. Lam, M.D. Co-Chief Executive Officer